                                                                     EXHIBIT 2.1














                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            BELL MICROPRODUCTS INC.,

                                NEW PROSYS CORP.,

                        PROSYS INFORMATION SYSTEMS, INC.,

                                 MICHELLE CLERY,

                                       AND

                                  BRUCE KEENAN




                              DATED OCTOBER 2, 2006

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Exhibits
--------

Exhibit 2.1(a)             Description of Real Property
Exhibit 2.1(b)             Description of Tangible Personal Property
Exhibit 2.1(e)             Assumed Contracts
Exhibit 2.1(f)             Governmental Authorizations
Exhibit 2.1(g)             Records
Exhibit 2.1(h)             Intellectual Property
Exhibit 2.1(j)             Assigned Claims
Exhibit 2.1(k)             Pre-paid Expenses
Exhibit 2.2                Excluded Assets
Exhibit 2.2(c)             Retained Contracts
Exhibit  2.7(a)(i)         Form of Bill of Sale
Exhibit  2.7(a)(ii)        Form of Assignment and Assumption Agreement
Exhibit 2.7(a)(iii)        Form of Assignment and Assumption of Lease
Exhibit 2.7(a)(iv)         Form of Owners' Release
Exhibit 2.7(a)(v)          Form of Employment Agreement
Exhibit 2.7(a)(vi)         Form of Escrow Agreement
Exhibit 2.7(a)(vii)        Form of Registration Rights Agreement
Exhibit 2.7(a)(xii)        Form of Opinion of Company's and Owners' Counsel
Exhibit 2.7(a)(xiii)       Form of Waiver and Termination of Shareholders' Agreement
Exhibit 2.7(b)(viii)       Form of Opinion of Buyer's Counsel
Exhibit 2.8(e)             Form of Lease
Exhibit 2.8(f)             Personal Guarantees not Released at Closing
Exhibit 2.10(a)            Contingent Payment Schedule
Exhibit 2.11               Excluded Employees


Schedules
---------
Schedule 2.1               Sample Tax True-Up Calculation
Schedule 4.2               Conflicts and Consents Required on Behalf of Buyer

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "AGREEMENT") is entered into and made effective as of October 2, 2006, by and between New ProSys Corp., a Georgia corporation ("BUYER"), Bell Microproducts Inc., a California corporation ("PARENT"), ProSys Information Systems, Inc., a Georgia corporation (the "COMPANY"), Michelle Clery, an individual resident in Georgia ("CLERY"), and Bruce Keenan, an individual resident in Georgia ("KEENAN" and, collectively with Clery, "OWNERS").

                                    RECITALS

           1. The Owners own all of the issued and outstanding capital stock of the Company.

           2. The Company desires to sell to Buyer and Buyer desires to purchase from the Company, all of the Company's Assets other than the Excluded Assets, on the terms and conditions set forth herein.

           3. Immediately following to the Closing, the Owners shall cause the Company to distribute cash bonuses, and the Owners shall establish a trust for the payment of additional bonuses, to the current employees of the Company, in an aggregate amount equal to $5,000,000.

           4. Immediately following the Closing, the Owners shall cause the Company to distribute the net proceeds of the Asset sale to the Owners as a dividend.

           5. Immediately following the distribution of the dividend to the Owners, Buyer shall purchase all of the outstanding capital stock of the Company owned by Keenan pursuant to that Stock Purchase Agreement of even date herewith between Buyer and Keenan, so that upon the consummation of said transaction Buyer shall own 48% and Clery shall own 52% of the Company.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS; USAGE.

         1.1 DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTANTS" -- as defined in Section 2.9(b).

         "ACCOUNTS RECEIVABLE" -- means (a) all trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company, less any reserve for bad debt, (b) all other accounts or notes receivable of the Company and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

         "ACTUAL NET ASSETS" -- means the total assets of the Company less the total liabilities of the Company, determined in accordance with GAAP, as of the Closing Date; provided, however, that the determination of Actual Net Assets shall exclude the accrual for Employee Bonuses to be paid by the Company pursuant to Section 2.8.

         "ACTUAL WORKING CAPITAL" shall mean the current assets of the Company minus the current liabilities of the Company, determined in accordance with GAAP, as of the Closing Date; provided, however, that the determination of Actual Working Capital shall exclude the accrual for Employee Bonuses to be paid by the Company pursuant to Section 2.8.

          "ADVISORY COMMITTEE" -- as defined in Section 12.6.

         "ADJUSTMENT AMOUNT" -- as defined in Section 2.5.

         "ANNUALIZED CONTRIBUTION" -- means the average monthly Contribution for all months of the Contingent Payment Period in question prior to a Change of Control Transaction, as applicable, multiplied by 12.

         "APPURTENANCE" -- means all privileges, rights, easements, hereditaments, and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

         "ASSETS" -- as defined in Section 2.1.

         "ASSUMED LIABILITIES" -- as defined in Section 2.4(a).

         "BALANCE SHEET" -- balance sheet of the Company as of December 31, 2005.

         "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, or (b) any occurrence or other circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BUSINESS" - means the customized IT solutions business owned and operated by the Company.

         "BUYER" -- as defined in preamble to this Agreement.

         "BUYER CHANGE OF CONTROL TRANSACTION" -- (A) any merger or consolidation of Buyer into or with another entity (other than one in which the holders of Buyer capital stock immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock (or other securities) of the entity surviving such transaction or of an entity controlling the entity surviving such transaction), (B) any sale of all or substantially all of Buyer's assets (other than a sale of assets of Buyer to an entity controlled by Buyer), and (C) any other transaction pursuant to or as a result of which a person (or group of affiliated persons) other than Parent or one or more Parent affiliates acquires or holds capital stock (or other securities entitled to voting rights) of Buyer representing a majority of the outstanding voting power of Buyer.

         "BUYER'S CLOSING DOCUMENTS" -- as defined in Section 4.2.

         "BUYER INDEMNIFIED PERSONS" -- as defined in Section 10.3

         "CHANGE OF CONTROL PROCEEDS" -- as defined in Section 2.10(f).

         "CHANGE OF CONTROL TRANSACTION" -- any one or more of the following: a Parent Change of Control Transaction, a Buyer Change of Control Transaction or a Company Change of Control Transaction, as applicable.

         "CLOSING" -- as defined in Section 2.6.

         "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

         "CLOSING FINANCIAL STATEMENTS" -- as defined in Section 2.8(b).

         "CLOSING REQUIRED CONSENTS" -- are those Consents that are required to be delivered by the Company and the Owners at Closing as identified in Part 3.2 of the Disclosure Letter.

         "COMPANY" -- as defined in the introductory paragraph of this Agreement.

         "COMPANY CHANGE OF CONTROL TRANSACTION" -- (A) any merger or consolidation of the Company into or with another entity (other than one in which the holders of Company capital stock immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock (or other securities) of the entity surviving such transaction or of an entity controlling the entity surviving such transaction), (B) any sale of all or substantially all of the Company's assets (other than a sale of assets of Parent to an entity controlled by Parent), and (C) any other transaction pursuant to or as a result of which a person (or group of affiliated persons) other than Parent or one or more Parent affiliates acquires or holds capital stock (or other securities entitled to voting rights) of the Company representing a majority of the outstanding voting power of the Company.

         "COMPANY CONTRACTS" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound, including the Material Contracts.

         "COMPANY FINANCIAL STATEMENTS" -- as defined in Section 3.4.

         "COMPETING BUSINESS" -- as defined in Section 3.25.

         "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Assets by the Company to the Buyer;

                  (b) the execution, delivery, and performance of the Employment Agreements, Owners' Releases, the Registration Rights Agreement and the Escrow Agreement;

                  (c) the performance by Buyer and Owners of their respective covenants and obligations under this Agreement; and

                  (d) Buyer's acquisition and ownership of the Assets and exercise of control over the Assets.

         "CONTINGENT CONSIDERATION FINANCIAL STATEMENTS" -- as defined in
Section 2.10(b).

         "CONTINGENT CONSIDERATION PERIOD" -- means a 12-month fiscal period beginning on October 1, with the first such Contingent Consideration Period beginning on October 1, 2006.

         "CONTINGENT PAYMENTS" -- as defined in Section 2.10(a).

         "CONTINGENT PAYMENT DISPUTE" -- as defined in Section 2.10(b).

         "CONTINGENT PAYMENT NOTICE" -- as defined in Section 2.10(b).

         "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "CONTRIBUTION" shall mean the gross profit generated by Buyer and the Company minus all direct operating expenses of Buyer and the Company, excluding any interest expense incurred by Buyer related to acquisition financing and (for the avoidance of doubt) any Contingent Payments. Direct operating expenses shall include, among other things, all employment compensation paid to Owners and all other compensation expense, all depreciation expense, amortization (other than amortization of intangible Assets transferred pursuant to the Agreement), bad debt charges, asset write-downs and reserves, working capital interest and all other operating expenses incurred in the Ordinary Course of Business.

         "DAMAGES" -- as defined in Section 10.2.

         "DISCLOSURE LETTER" -- the disclosure letter delivered by the Company and the Owners to Buyer concurrently with the execution and delivery of this Agreement.

         "DISPUTE NOTICE" -- as defined in Section 2.10(b).

         "DUE DATE" -- as defined in Section 2.10(b).

         "EMPLOYEE BENEFIT PLAN" -- as defined in Section 3.13.

         "EMPLOYEE BONUSES" -- as defined in Section 2.8(a).

         "EMPLOYMENT AGREEMENTS" -- as defined in Section 2.7(a)(v).

         "ENCUMBRANCE" -- any charge, Proceeding, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or any Occupational Safety and Health Law.

         "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) protecting resources, species, or ecological amenities;

                  (e) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (f) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (g) making responsible parties pay private parties, or groups of them, for damages done to the Environment.

         "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ESCROW AGENT" -- means US Bank National Association.

         "ESCROW AGREEMENT" -- as defined in Section 2.7(a)(vi).

         "ESCROWED SHARES" -- as defined in Section 2.3(b)(ii).

         "EXCLUDED ASSETS" means those assets of the Company listed on Exhibit
2.2 not being transferred to the Buyer pursuant to this Agreement.

         "EXCLUDED EMPLOYEES" -- as defined in Section 2.11.

         "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

         "GAAP" -- generally accepted United States accounting principles, applied on a consistent basis.

         "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" -- any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

         "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IMPROVEMENTS" -- means all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.

         "INDEMNIFICATION CAP" -- as defined in Section 10.4

         "INTELLECTUAL PROPERTY" -- as defined in Section 3.22.

         "INTERIM BALANCE SHEET" -- as defined in Section 3.4.

         "INTERIM BALANCE SHEET DATE" shall mean June 30, 2006.

         "INVENTORY" -- means all inventories of the Company, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Company in the production of finished goods or the provision of services.

         "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KEY EMPLOYEE" -- means Bruce Keenan, Michelle Clery, all officers appointed by the Board of Directors of the Company, and any other Company employee with projected 2006 compensation (base salary plus commissions) greater than $200,000.

         "KNOWLEDGE" -- means the actual knowledge of any Person. The Knowledge of a Person who is an individual shall be without investigation and shall not encompass constructive, imputed or similar concepts of knowledge. A Person (other than an individual) will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "LAND" -- means all parcels and tracts of land in which the Company has an ownership interest.

         "LEASE" -- means any agreement related to the operation of the Business to use or occupy real property for a specified period.

         "LEGAL REQUIREMENT" -- any constitution, statute, ordinance, principle of common law, regulation, rule, administrative order, safe harbor or treaty administered, promulgated, monitored, or enforced by any Governmental Body.

         "LIABILITY" -- with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

         "MATERIAL ADVERSE CHANGE" - means an effect that is materially adverse to the financial condition, assets, properties, business, prospects or results of operations of the Company or the Buyer, as the case may be, taken as a whole, but shall exclude any effect resulting from or arising out of (a) any acts of terrorism, war, or national or international disasters, (b) the taking of any action required by, or the failure to take any action prohibited by, this Agreement, (c) the announcement or pendency of this Agreement or the Contemplated Transactions, or (d) changes generally adversely affecting the United States economy (so long as the Company or the Buyer is not disproportionately affected thereby).

         "MATERIAL CONTRACTS" -- as defined in Section 3.17.

         "MINIMUM NET ASSETS" -- means $10,000,000.

         "MINIMUM WORKING CAPITAL" shall mean $8,000,000.

         "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

         "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "OWNERS" -- as defined in the preamble.

         "OWNERS' CLOSING DOCUMENTS" -- as defined in Section 3.2(a).

         "OWNER INDEMNIFIED PERSONS" -- as defined in Section 10.2.

         "OWNERS' RELEASES" -- as defined in Section 2.7(a).

         "PARENT" -- as defined in the preamble to this Agreement.

         "PARENT CHANGE OF CONTROL TRANSACTION -- (A) any merger or consolidation of Parent into or with another entity (other than one in which the holders of Parent capital stock immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock (or other securities) of the entity surviving such transaction or of an entity controlling the entity surviving such transaction), (B) any sale of all or substantially all of Parent's assets (other than a sale of assets of Parent to an entity controlled by Parent), and (C) any other transaction pursuant to or as a result of which a person (or group of affiliated persons) acquires or holds capital stock (or other securities entitled to voting rights) of Parent representing a majority of the outstanding voting power of Parent.

         "PARENT COMMON STOCK" -- the common stock of Bell Microproducts Inc., par value $0.01 per share.

         "PARENT SEC DOCUMENTS" -- as defined in Section 4.5.

         "PARENT TIER-1 SUBSIDIARY" -- means TotalTec Systems, Inc or any other subsidiary of Parent (other than Company or Buyer) currently in existence or organized subsequent to the Closing Date that markets and distributes products and services directly to an end user.

         "PERMITTED ENCUMBRANCE" -- means those Encumbrances listed on Part 3.6 of the Disclosure Letter.

         "PER SHARE VALUE" - the per share value of Parent Common Stock shall be equal to the average of the closing sale price of Parent Common Stock for the 30 trading days immediately preceding the date of determination as listed on the Nasdaq Global Market, or such other national public market or exchange on which the Parent Common Stock is then registered and sold.

         "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PRIME RATE" -- as defined in Section 2.9(c).

         "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PURCHASE PRICE" -- as defined in Section 2.3.

         "REAL PROPERTY" -- any Land owned by the Company and any Improvements and all Appurtenances thereto, and any Leases and Company's leasehold interest in any real property described therein.

         "RECORD" -- information that is inscribed on a tangible medium or that is stored in an electronic form or other medium and is retrievable in perceivable form.

         "RELATED PERSON" -- with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
         (b) or (c).

For purposes of this definition, (a) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing of any Hazardous Materials into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "RESPONSE PERIOD" -- as defined in Section 2.10(b).

         "RETAINED LIABILITIES" -- as defined in Section 2.4(b).

         "RETAINED CONTRACTS" --as defined in Section 2.2(c).

         "SEC" -- as defined in Section 4.5.

         "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SECURITIES EXCHANGE ACT" -- the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SHARES" -- as defined in Section 3.3.

         "SUBSIDIARY" -- with respect to any Person that is not an individual (an "ENTITY"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Entity or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "TANGIBLE PERSONAL PROPERTY" -- all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by the Company (wherever located and whether or not carried on the Company's books), together with any express or implied warranty by the manufacturer or sellers or lessors of any item of component part thereof and all maintenance records and other documents relating thereto.

         "TAX" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED" -- a Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

         "TRANSFERRED EMPLOYEE" -- as defined in Section 2.11.

         1.2      USAGE.

                  (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                           (i) the singular number includes the plural number and vice versa;

                           (ii) reference to any gender includes each other gender;

                           (iii) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                           (iv) reference to any Legal Requirement means such Legal Requirement as amended, modified codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirements means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;


                           (v) "including" (and with correlative means "include") means "including but not limited to" and shall not limit the generality of any description preceding such term; and


                           (vi)     "or" is used in the inclusive sense of
                                    "and/or".

2.       SALE AND TRANSFER OF ASSETS; CLOSING.

         2.1 ASSETS TO BE SOLD. Subject to the terms and conditions of this Agreement, the Company will sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the Company, free and clear of any Encumbrances other than Permitted Encumbrances, all of the Company's right, title and interest in and to all of the Company's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including, but not necessarily limited to, the following (but excluding the Excluded Assets):

                  (a) all Real Property, including the Real Property described in Exhibit 2.1(a), but excluding any Real Property rights under any of the Retained Contracts;

                  (b) all Tangible Personal Property, including those items described in Exhibit 2.1(b);

                  (c) all Inventory;

                  (d) all Accounts Receivable;

                  (e) all Company Contracts, including those listed on Exhibit 2.1(e), and all outstanding offers or solicitations made by or to the Company, but excluding the Retained Contracts listed on
                  Exhibit 2.2(c);

                  (f) all Governmental Authorizations, including those listed on
                  Exhibit 2.1(f), and all pending applications therefore or renewals thereof, in each case to the extent transferable to Buyer;

                  (g) all data and Records related to the operations of the Company, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising and promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records described on Exhibit 2.2(g);

                  (h) all of the intangible rights and property of the Company, including all Intellectual Property, going concern value, goodwill, telephone, telecopy, e-mail addresses and listings, and all domain names, including those described on Exhibit 2.1(h);

                  (i) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing Date;

                  (j) all claims of the Company against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed on Exhibit 2.1(j);

                  (k) all rights of the Company relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof, including all such rights described on Exhibit 2.1(k);

                  (l) all computer software, including Biz-X-Change and all other information technology systems or assets owned by the Company; and

                  (m) all other properties and assets of every kind, character and description, tangible or intangible, owned by the Company and used or held for use in connection with the Business, whether or not similar to the items specifically set forth above.

         All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "ASSETS". At Closing, the Owners and the Company shall deliver to Buyer the Assets, except the vendor and customer contracts and the Cordova Tennessee, Franklin Tennessee and Boca Raton Florida lease agreements (the "LEASES") included as part of the Company Contracts. The Owners and the Company shall use their Best Efforts to deliver to the Buyer on or prior to December 31, 2006, all such vendor, customer contracts and Leases and related Consents required to operate the business of the Company as it is being conducted immediately prior to the Closing Date (other than the business related to the Retained Contracts); provided, however, that the Buyer shall have the right to demand assignment and delivery of such vendor and customer contracts and Leases and related consents at any time and the Owners and the Company shall execute such instruments as are reasonably requested by Buyer to effect such assignment and delivery. Notwithstanding the foregoing or anything to the contrary herein, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless the Buyer assumes that Liability pursuant to Section 2.4.

         2.2      EXCLUDED ASSETS.

         Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the assets of the Company listed on Exhibit 2.2 (collectively, the "EXCLUDED ASSETS") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets to be transferred from the Company to the Buyer and shall remain the property of the Company after the Closing. The Excluded Assets shall include the following:

                  (a) all minute books, stock Records and corporate seals of the Company;

                  (b) the shares of Company capital stock held in treasury, if any;

                  (c) all of the Company's Contracts listed on Exhibit 2.2(c) (the "RETAINED Contracts");

                  (d) all diversity-based certifications issued to Company by any Governmental Authority or other entity;

                  (e) all personnel Records and other Records that the Company is required by law to retain in its possession; and

                  (f) all rights of the Company under this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, and the Escrow Agreement.

         2.3      PURCHASE PRICE.

                  (a) Subject to Section 2.5, the aggregate consideration payable or issuable in connection with Buyer's purchase of the Assets and the rights and benefits conferred herein, including the covenants of the Company and the Owners in Sections 5 and 11 herein (the "Purchase Price") shall consist of: (i) $31,370,192 in cash payable at Closing as provided in Section 2.3(b)(i); (ii) shares of Parent Common Stock, par value $0.01 issuable as provided in Section 2.3(b)(ii); and
         (iii) the Contingent Payments contemplated in Section 2.10. Payment of the Purchase Price is subject to the terms of this Agreement, and is subject to set-off as provided in Section 2.9 and Section 10, and all references to the Purchase Price shall be deemed to include and refer to such Purchase Price as and if so reduced.

                  (b) The Purchase Price payable to the Company at the Closing shall be as follows:

                           (i) The Company shall be entitled to receive
                           $31,370,192 in cash, consisting of immediately available funds, payable by the Buyer, net of any expenses to be paid by the Company pursuant to
                           Section 12.1 hereof.

                           (ii) Subject to Section 2.3(c), the Company shall additionally be entitled to receive, that number of shares of Parent Common Stock equal to $8,173,077 divided by the Per Share Value determined as of the Closing Date; provided, however, that, as set forth in the Escrow Agreement, $4,807,692 of such amount of Parent Common Stock (the "ESCROWED SHARES") shall be deposited into an escrow account and paid or distributed therefrom in accordance with the Escrow Agreement.

                  (c) No certificate or scrip representing fractional shares of Parent Common Stock shall be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, if the Company would otherwise have been entitled to receive a fraction of a share of Parent Common Stock, the Company shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Per Share Value determined as of the Closing Date.

         2.4      LIABILITIES.

                  (a) ASSUMED LIABILITIES. On the Closing Date, and effective as of the Closing Date, Buyer shall assume and agree to discharge all of the Liabilities of the Company other than the Retained Liabilities (the "ASSUMED LIABILITIES").

                  (b) RETAINED LIABILITIES. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged, in accordance with the terms of this Agreement, solely by the Company and the Owners. "RETAINED LIABILITIES" shall mean the following:

                           (i) any Liability under any Company Contract not assumed by Buyer hereunder;

                           (ii) any Liability related to the Employee Bonuses and the investment banking fees and professional services fees described in Section 12.1 hereof;

                           (iii) any Liability of the Company under this Agreement or any other document executed in connection with the Contemplated Transactions; and

                           (iv) any Liability related to the Sarcom settlement agreement referenced in Part 3.15 of the Disclosure Letter.

                  (c) SUBSEQUENT TRANSFER OF COMPANY CONTRACTS. With regard to each Company Contract that is to be assigned to Buyer after the Closing, as described in Section 2.1, any Liability thereunder shall be deemed to be a Retained Liability until such time as said Company Contract is assigned to Buyer. Upon the assignment of such Company Contract any Liability thereunder shall be deemed to be an Assumed Liability of Buyer.

         2.5 ALLOCATION. The Purchase Price allocation shall be determined after the Closing by mutual agreement of Buyer, Parent, the Company and each Owner, which agreement shall not be unreasonably withheld. If such agreement cannot be reached, the parties shall use the dispute resolution mechanism set forth in
Section 2.9(b). Once the allocation has been determined, in any Proceeding related to the determination of any Tax, neither Buyer, Parent, the Company, nor either Owner shall contest or represent that such allocation is not a correct allocation.

         2.6 CLOSING. The purchase and sale provided for in this Agreement (the "CLOSING") will take place at 11:00 a.m. (Eastern) on October 2, 2006 or at such other time and place as the parties may agree. Subject to the provisions of
Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.7 CLOSING OBLIGATIONS. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

                  (a) The Company and the Owners, as the case may be, will deliver to Buyer the following, subject to the caveat that the transfer, assignment and delivery of certain Company Contracts and other Assets shall be delayed pending receipt of Consents, as more particularly described in Section 2.1:

                           (i) a bill of sale for all of the Assets that are
                  Tangible Personal Property in the form of Exhibit 2.7(a)(i) (the "BILL OF SALE") executed by the Company;

                           (ii) an assignment of all of the Assets that are
                  intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") executed by the Company;

                           (iii) for each interest in Real Property identified
                  on Exhibit 2.1(a), a recordable warranty deed, an Assignment and Assumption of Lease in the form of Exhibit 2.7(a)(iii) or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Buyer and its counsel and executed by the Company;

                           (iv) releases in the form of Exhibit 2.7(a)(iv)
                  executed by each Owner (collectively, "OWNERS' RELEASES");

                           (v) employment agreements for Michelle Clery, Bruce
                  Keenan, Scott Byers and Steve Perea in the form of Exhibit 2.7(a)(v), executed by the Company (as applicable) and each such Key Employee (collectively, "EMPLOYMENT AGREEMENTS");

                           (vi) the escrow agreement in the form of Exhibit
                  2.7(a)(vi) executed by the Company and the Owners (the "ESCROW AGREEMENT");

                           (vii) the registration rights agreement in the form
                  of Exhibit 2.7(a)(vii) executed by Owners (the "REGISTRATION RIGHTS AGREEMENT");

                           (viii) a certificate executed by the Company and the
                  Owners, signed by each Owner in their individual capacities and by the chief executive officer of the Company, representing and warranting to Buyer that each of Owners' and the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Owners to Buyer prior to the Closing Date in accordance with
                  Section 5.5), and that all obligations and conditions required by this Agreement have been fulfilled;

                           (ix) certified copies of minutes or unanimous written
                  consents of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby;

                           (x) a copy of the By-laws of the Company certified by
                  the secretary of Company and a copy of the Articles of Incorporation of the Company certified by the Secretary of State of Georgia as of the most recent practicable date;

                           (xi) certificates of existence or good standing for
                  the Company from the State
                  of Georgia and each state where the Company is required to be qualified to transact business as a foreign corporation dated no earlier than five (5) business days prior to the Closing Date;

                           (xii) an opinion of Stites & Harbison PLLC, dated the
                  Closing Date, in the form of Exhibit 2.7(a)(xii);

                           (xiii) a termination and waiver of rights, dated the
                  Closing Date, with respect to the Shareholder Agreement, dated of March 12, 1998, between the Company, Clery and Keenan, such termination and waiver of rights to be in the form of Exhibit 2.7(a)(xiii);

                           (xiv) the Closing Required Consents listed on Part
                  3.2 of the Disclosure Letter;

                           (xv) such other documents as the Company or its
                  counsel may reasonably request to carry out the purposes of this Agreement; and

                           (xvi) the terminations of the leases for the premises
                  located at 4900 Avalon Ridge Parkway, Norcross, Georgia 30071 and 3265 Southern Court, Norcross, Georgia 30071.

                  (b) Parent and Buyer will deliver to the Company (or, in the case of Section 2.7(b)(iii), the Escrow Agent):

                           (i) a cash payment by wire transfer in accordance
                  with Section 2.3(b)(i);

                           (ii) one or more certificates representing that
                  number of shares of Parent Common Stock the Company is entitled to receive calculated in accordance with Section 2.3(b)(ii);

                           (iii) one or more certificates representing the
                  Parent Common Stock to be delivered to the Escrow Agent in accordance with Section 2.3(b)(ii);

                           (iv) the Employment Agreements, executed by Buyer (as
                  applicable).

                           (v) the Escrow Agreement, executed by Parent, Buyer
                  and the Escrow Agent.

                           (vi) the Registration Rights Agreement, executed by
                  Parent;

                           (vii) the Owner Releases, executed by Buyer and any
                  third parties identified as parties to the agreements therein;

                           (vii) a certificate executed by Parent and Buyer to
                  the effect that, except as otherwise stated in such certificate, each of Parent's and Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date.

                           (viii) an opinion of Fredrikson & Byron, P.A., dated
                  the Closing Date, in the form of Exhibit 2.7(b)(viii);

         2.8 POST-CLOSING OBLIGATIONS. In addition to any other obligations to be performed after the Closing, the parties covenant and agree as follows:

                  (a) Immediately following the Closing, the Owners shall cause the Company to distribute accrued cash bonuses to the current employees of the Company, in an aggregate amount of $2,669,979, including employee withholding taxes (collectively the "EMPLOYEE Bonuses"). The parties acknowledge and the Owners agree to establish a trust for the payment of additional bonuses to current Company employees in the amount of $2,330,021.

                  (b) Immediately following the Closing, the Owners shall cause the Company to distribute the proceeds received by the Company in payment of the Purchase Price, net of the amount allocated for the Employee Bonuses and any investment banking and professional services fees in excess of $300,000 and any other transaction related costs, to the Owners as a dividend. Said distribution shall include cash, Parent Common Stock (including the assignment of Company's right to receive shares out Escrow pursuant to Section 2.9 hereof), and the assignment of Company's right to receive any Contingent Payments pursuant to
         Section 2.10 hereof.

                  (c) As soon as practicable following the Closing, but after the completion of the actions described in Sections 2.8(a) and (b) above, Keenan and the Buyer shall consummate the transactions contemplated by that certain Stock Purchase Agreement between Keenan and the Buyer, pursuant to which all of the capital stock of the Company owned by Keenan shall be conveyed to the Buyer.

                  (d) The Owners and the Company shall use their Best Efforts to deliver to the Buyer on or prior to December 31, 2006, all vendor and customer contracts and the Leases, which are included as part of the Company Contracts but excluding the Retained Contracts, and the related Consents, required to operate the business of the Company as it is being conducted immediately prior to the Closing Date (other than the business related to the Retained Contracts); provided, however, that the Buyer shall have the right to demand assignment and delivery of such vendor and customer contracts and Leases and related consents at any time and the Owners and the Company shall execute such instruments as are reasonably requested by Buyer to effect such assignment and delivery.

                  (e) Immediately following the Closing, Buyer shall enter into new Leases with each of Laurelwood Holdings, LLC and Laurelwood Holdings II, LLC, in substantially the form of Exhibit 2.8(e) attached hereto, which Leases shall replace the Company's existing Leases for the Avalon Ridge Parkway and Saturn Court facilities; and written non-disturbance agreements in a form reasonably acceptable to the Buyer and Parent from any existing mortgage holders or evidence of mortgage(s) payoff.

                  (f) Buyer shall use its Best Efforts to obtain, prior to December 31, 2006, the release of Owners under the personal guarantees listed in Exhibit 2.8(f), and Buyer agrees that it shall not enter into any additional Liabilities under any Company Contract identified therein unless and until such releases have been obtained.

                  (g) Immediately following the Closing, Buyer and Company and Clery, as applicable, shall execute the Services Agreement and Shareholders' Agreement of even date herewith.

         2.9      ADJUSTMENT AMOUNT; ADJUSTMENT PROCEDURE.

                  (a) The Adjustment Amount will be equal to the sum of (i) the difference between the Minimum Net Assets and the Actual Net Assets of the Company as of the Closing Date plus (ii) the difference between the Minimum Working Capital and the Actual Working Capital as of the Closing Date; provided that the Adjustment Amount is greater than zero. There shall be no addition to the Adjustment Amount for a difference between the Minimum Net Assets and the Actual Net Assets unless the difference is greater than $150,000 and then only to the extent of the difference in excess of $150,000. The Adjustment Amount, if any, shall be paid by Owners to Buyer pursuant to the terms of this Section 2.9. In the event the Actual Net Assets are greater than the Minimum Net Assets or the Actual Working Capital is greater than the Minimum Working Capital, neither the Company nor the Owners be entitled to the payment of an Adjustment Amount by the Buyer and the absolute value assigned to such difference for purposes of the calculation of the Adjustment Amount described above shall be zero.

                   (b) The Company will prepare and will cause Gifford Hillegass & Ingwersen, LLP, the Company's certified public accountants, to prepare audited consolidated financial statements of the Company as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date ("CLOSING FINANCIAL STATEMENTS). The Company will deliver the Closing Financial Statements to Buyer within sixty
         (60) days following the Closing Date. If within thirty (30) days following delivery of the Closing Financial Statements, Buyer has not given Owners notice of its objection to the Closing Financial Statements, then the Closing Financial Statements will be used in Buyer's computation of the Adjustment Amount. If Buyer gives such notice of objection or if Owners object to Buyer's computation of the Adjustment Amount, then the issues in dispute will be submitted to certified public accountants mutually agreed upon by Buyer and the Owners (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants;
         (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the fees of the Accountants for any determination made pursuant to this Section 2.9(b) shall be borne by the party raising the dispute; provided, however, that the Company shall pay any fees incurred relating to the preparation of the Closing Financial Statements out of the closing proceeds.

                  (c) On the tenth business day following the final determination of the Adjustment Amount, the Adjustment Amount shall be paid by the Owners to Buyer pursuant to the terms of the Escrow Agreement and this Agreement. The payment will be subject to interest at a rate equal to the "prime rate," as published in the "Money Rates" table of The Wall Street Journal (Western Edition) (the "PRIME RATE"), in effect on the date of payment of the Adjustment Amount compounded daily beginning on the Closing Date and ending on the date of payment. The Adjustment Amount shall be paid first out of the Escrowed Shares. In determining the number of Escrowed Shares to be returned to Buyer, the Per Share Value shall be determined as of the date of determination of the Adjustment Amount. In the event that the value of the Escrowed Shares, as determined in accordance with the preceding sentence, does not satisfy the Adjustment Amount owed to Buyer from the Company, the Owners shall, within ten business days following the final determination of the Adjustment Amount, make cash payments to Buyer, in proportion to their percentage ownership of the Company immediately prior to the Closing, in an aggregate amount equal to (i) the Adjustment Amount minus (ii) the value of the Escrowed

         Shares previously delivered to Buyer pursuant to the provisions of this Section. The obligation of Owners to make cash payments to Buyer pursuant to this Section 2.9(c) shall not be subject to the limitations of Section 10.5 of this Agreement. Cash payments to Buyer, if any, must be made by wire transfer to such bank account or accounts specified by Buyer. If Owners fail to pay Buyer the Adjustment Amount due Buyer, if any, when due, and such unpaid amount remains outstanding on the date Buyer is obligated to pay Owners any Contingent Payments, Buyer may, in addition to any other available remedies, off-set such unpaid amount against any and all such Contingent Payments. Once the Adjustment Amount (if any) has been paid to Buyer, the remaining Escrowed Shares (if any) shall be promptly distributed to Company or its assigns.

         2.10              CONTINGENT CONSIDERATION.

                  (a) For three consecutive Contingent Consideration Periods, additional annual payments shall be made to Company or its assigns on the conditions described herein and as a result of calculations described on Exhibit 2.10(a) attached hereto and incorporated herein (the "CONTINGENT PAYMENTS"). The Contingent Payments shall be made in cash, Parent Common Stock or a combination thereof, at Buyer's sole discretion; provided that for purposes of determining the number of shares of Parent Common Stock, if any, to be issued to Company or its assigns as part of the Contingent Payment, the per share value of Parent Common Stock shall be equal to the Per Share Value determined as of the Due Date following the Contingent Consideration Period for which any such Contingent Payment is due, without giving effect to any extension of any such Due Date; provided further that Buyer must make its election to use Parent Common Stock by giving written notice to Owners on or before the Due Date, and provided further that the aggregate value of Parent Common Stock issued in connection with Contingent Payments shall not exceed thirty percent (30%) of the aggregate value of all Contingent Payments, through and including the current Contingent Payment; and provided further that Buyer shall not be entitled to use Parent Common Stock as part of a Contingent Payment if, on the date of issuance, (i) the Parent Common Stock is not registered under Section 12 of the Securities Exchange Act, or (ii) Parent is not current in its reporting obligations under the Securities Exchange Act. The parties agree that 1/26th of the Contingent Payment shall be paid to Keenan pursuant to the Stock Purchase Agreement with him.

                  (b) Within forty (45) days following the last day of a Contingent Consideration Period, Buyer shall provide to Owners financial statements for the Buyer and the Company for such Contingent Consideration Period (the "CONTINGENT CONSIDERATION FINANCIAL STATEMENTS"). Together with the Contingent Consideration Financial Statements, Buyer shall deliver to each Owner a written notice (a "CONTINGENT PAYMENT NOTICE") setting forth the amount of the Contingent Payment to be paid and reasonably specific details as to the manner in which the calculation of the amount due was made. If an Owner disagrees with the calculation provided by Buyer in the Contingent Payment Notice (a "CONTINGENT PAYMENT DISPUTE"), such Owner shall notify Buyer of the Contingent Payment Dispute in writing (the "DISPUTE NOTICE"), specifying the nature and amount of the Contingent Payment Dispute, within 45 calendar days of the date of the Contingent Payment Notice (the "Response Period"). During the Response Period, Buyer shall provide Owners and their Representatives with reasonable access to books and records of Buyer and, if possible, to the work papers of Accountants reasonably requested by Owners and their Representatives necessary to verify the determination of the amount of such Contingent Payment and the compliance by Buyer with the provisions of Exhibit 2.10(a). If Company or an assignee fails to deliver to Buyer a Dispute Notice within the Response Period, the calculation by Buyer shall be final and binding as to Company or that assignee, as applicable. Each annual Contingent Payment, if any, shall be due and payable by Buyer to Company or its assigns no later than 15 days after the expiration of the applicable Response Period (the "Due Date"), provided, however, that in the event of a Contingent Payment Dispute, only the undisputed amount shall be due and payable by Buyer no later than 15 days after the expiration of the applicable Response Period, and the Due Date for any disputed amount shall automatically be extended without further action of any of the parties hereto until 15 days following the date upon which such Contingent Payment Dispute is resolved pursuant to
         Section 2.10(c). Buyer shall distribute any Contingent Payment to Company or its assigns. In the event of a Contingent Payment Dispute, payments under this Section 10 will be subject to interest at a rate equal to the Prime Rate, in effect on the Due Date of the Contingent Payment compounded annually beginning on Due Date and ending on the date of payment.

                  (c) If Company or an assignee timely delivers a Dispute Notice to Buyer, Buyer and Company or such assignee shall use the dispute resolution procedures of Section 12.6 of this Agreement to attempt to settle the dispute.

                  (d) The parties agree any and all decisions regarding the conduct of Buyer's and the Company's operations from and after the Closing Date, including any matters directly or indirectly affecting the financial performance or prospects of Buyer or the Company (including those financial measures set forth on Exhibit 2.10(a)), shall be made in the sole and absolute discretion of the Board of Directors of Buyer or Company, as the case may be, without any express or implied obligation or liability to the parties or any other Person, except that Buyer and Company covenant and agree to manage their respective businesses and affairs in a manner the Board of Directors of each company believes in good faith to be in the best interests of the company and its shareholders, with the care an ordinarily prudent person in a like position would exercise under similar circumstances.


                  (e) Buyer agrees that, in the event of any Parent Change of Control Transaction that occurs following the Closing Date and prior to the expiration of the final Contingent Consideration Period, Buyer shall use Best Efforts to cause the terms of this Section 2.10 to be fully and equitably assumed by one or more parties to the Parent Change of Control Transaction. In the event such assumption is not obtained and Company or its assigns would reasonably be projected to earn a Contingent Payment pursuant to the terms of this Section 2.10 and
         Exhibit 2.10(a) based on the Annualized Contribution for the Contingent Payment Period in which such Parent Change of Control Transaction occurs, Company or its assigns shall be entitled (subject to and consistent with the other provisions of this Section 2.10 that do not conflict with this Section 2.10(d)) to a Contingent Payment in an amount equal to fifty percent (50%) of the product of the Annualized Contribution for the Contingent Consideration Period in question multiplied by a fraction, the numerator of which is the number of completed months of the Contingent Consideration Period in question as of the closing of the Parent Change of Control Transaction and the denominator of which is 12. For example, if the Annualized Contribution for the Contingent Consideration Period in question were $10,000,000 and the closing of the Parent Change of Control Transaction occurred during the seventh month of the Contingent Consideration Period in question, Company or its assigns would be entitled to an aggregate Contingent Payment of $2,500,000, which is fifty percent of $10,000,000 multiplied by 6/12, or 1/2. Said Contingent Payment shall be payable by Parent or Buyer to Company or its assigns within fifteen (15) business days of the closing of such Parent Change of Control Transaction. Thereafter, Buyer's obligations under this Section 2.10 shall be deemed fully performed and discharged. In the event of a Parent Change of Control Transaction, the provisions and obligations of Section 2.10(f) of this Agreement shall be inoperative and of no force or effect with respect to any subsequent Buyer Change of Control Transaction or Company Change of Control Transaction.

                  (f) The provisions of this Section 2.10(f) shall only apply with respect to any Buyer Change of Control Transaction or Company Change of Control Transaction that occurs after the Closing Date, but before the expiration of the final Contingent Consideration Period and before a Parent Change of Control Transaction.

                           (i) Buyer agrees that, in the event of any Buyer Change of Control Transaction that does not also constitute a Parent Change of Control Transaction, Buyer shall use Best Efforts to cause the terms of this Section 2.10 to be fully and equitably assumed by one or more parties to such Buyer Change of Control Transaction.

                           (ii) In the event of any Buyer Change of Control Transaction in which the assumption of the provisions of this Section
         2.10 is not obtained and the proceeds received by Buyer (and/or any Related Persons) from such Buyer Change of Control Transaction (the "CHANGE OF CONTROL PROCEEDS") exceed $41,000,000 plus any Contingent Payment already paid or owed to Company or its assigns for any prior Contingent Consideration Period, Company or its assigns shall be entitled (subject to and consistent with the other provisions of this Section 2.10 that do not conflict with this Section 2.10(f)) to payment of the following: (i) a Contingent Payment in an amount equal to fifty percent (50%) of the product of the Annualized Contribution for the Contingent Consideration Period in which such Buyer Change of Control Transaction occurs, multiplied by a fraction, the numerator of which is the number of completed months of the Contingent Consideration Period in question as of the closing date of such Buyer Change of Control Transaction and the denominator of which is 12; and (ii) an additional amount equal to fifty percent (50%) of any such Change of Control Proceeds in excess of the sum of (A) $41,000,000, plus (B) any Contingent Payment already paid or owed to Company or its assigns for any prior Contingent Consideration Period, plus (C) any Contingent Payment owed to Company or its assigns as described in clause (i) above, until the aggregate amount of such Contingent Payments and such Change of Control Proceeds paid to Company or its assigns equals $13,000,000. The Company or its assigns shall only be entitled to any such Change of Control Proceeds if at the time of such Buyer Change of Control Transaction the Company or its assigns would reasonably be projected to earn a Contingent Payment pursuant to the terms of this
         Section 2.10 and Exhibit 2.10(a) based on the Annualized Contribution for the Contingent Payment Period in which such Buyer Change of Control Transaction occurs. For the purpose of the foregoing calculation, any proceeds received by Buyer (and/or any Related Persons) from any Company Change of Control Transaction occurring prior to or within ninety (90) days of the Buyer Change of Control Transaction shall be included in the Change of Control Proceeds.

                           (iii) In the event of a Buyer Change of Control Transaction or a Company Change of Control Transaction (but not both in the same transaction or both in separate transactions occurring within ninety (90) days of each other) that does not also constitute a Parent Change of Control Transaction, where such assumption of the provisions of this Section 2.10 is not obtained and the proceeds received by Buyer (and/or any Related Persons) from such Change of Control Transaction are less than $41,000,000 plus any Contingent Payment already paid to Company or its assigns, then Parent shall pay to Company or its assigns an amount equal to $13,000,000 less any Contingent Payments already paid to Company or its assigns. Such amount shall be paid in equal annual installments as if each such payment were a Year-One Contingent Payment, Year-Two Contingent Payment or Year-Three Contingent Payment, as appropriate, and as such terms are defined in Exhibit 2.10(a).

                           (iv) In the event of a Buyer Change of Control Transaction and a Company Change of Control Transaction occurring as part of the same transaction or in different transactions occurring within ninety (90) days of each other, upon payment of the amounts set forth in this Section 2.10(f), Buyer's obligations under this Section
         2.10 shall be deemed fully performed and discharged, and the provisions and obligations of Section 2.10(f) of this

         Agreement shall be inoperative and of no force or effect with respect to any subsequent Change of Control Transaction.

                  (g) Buyer shall give Owners written notice of any Change of Control Transaction described herein. Such notice shall be given as soon as practicable and in any event no later than the effective date of such Change of Control Transaction. Buyer's notice shall state the total consideration paid or to be paid to the Buyer and/or any Related Persons, shall describe any non-cash consideration included in the Change of Control Proceeds, and shall state Buyer's determination of the fair market value thereof, which valuation shall be conclusive and binding on Buyer, Company and Owners in the absence of a timely challenge made in accordance with this Section 2.10(f). Company or any assignee may, within ten (10) days after delivery of Buyer's notice, by written notice to Buyer, challenge Buyer's determination of the Change of Control Proceeds (including the valuation of any non-cash consideration), in which event the value of the Change of Control Proceeds shall be determined via the dispute resolution mechanisms of
         Section 12.6 of this Agreement. The Change of Control Proceeds shall be payable to Company or its assigns within fifteen (15) business days of the closing of such Change of Control Transaction or the date the value of the Change of Control Proceeds has been conclusively determined, whichever is later.

         2.11 TRANSFERRED EMPLOYEES. From and after the Closing, the Buyer shall offer employment to each of the Company's employees other than those listed on
Exhibit 2.11 (the "EXCLUDED Employees"). Each such employee that accepts employment with the Buyer (each a "TRANSFERRED EMPLOYEE") shall be given full credit for all vacation time, personal days and sick leave, if any, accrued by such employee as of the Closing in the Ordinary Course of Business in amounts and on terms consistent with past practices (and in compliance with this Agreement). To the extent properly accrued at the Closing, Buyer shall pay any accrued but unpaid compensation payable to each Transferred Employee. Buyer agrees to form plans with features substantially similar to the Employee Benefit Plans currently operated by the Company, and to take reasonable action to permit each Transferred Employee to participate in such plans to the same extent each respective Transferred Employee has elected to participate in the Company's Employee Benefit Plans at Closing. Notwithstanding the foregoing, nothing in this Section 2.11 shall obligate Parent or the Buyer to make contributions on behalf of or for credit to the accounts of any Transferred Employees with respect to any profit sharing or savings plans or to take any action that violates any applicable Legal Requirement (defined below).

         2.12 TAX TRUE-UP. Within forty-five (45) days following the Closing Date, Owners shall deliver to Buyer a statement (the "TAX TRUE-UP STATEMENT") demonstrating and stating (i) the tax effect on each Owner of the Contemplated Transactions (the "ASSET TAX IMPACT") and (ii) the tax effect on each Owner of the Contemplated Transactions had such Contemplated Transactions been structured as the purchase by Parent or Buyer of all of the capital stock of the Company (the "STOCK TAX IMPACT"). (See Schedule 2.1 for an example of this calculation.) Buyer shall have thirty (30) days (the "TAX TRUE-UP DISPUTE PERIOD") to dispute any information contained in the Tax True-Up Statement, including the Asset Tax Impact or the Stock Tax Impact. If Buyer has not delivered to each Owner a notice describing in detail the nature of its dispute with respect to the Tax True-Up Statement (a "TAX TRUE-UP DISPUTE NOTICE"), then the Tax True-Up Statement shall be deemed binding on the parties and Buyer shall pay to Company or its assigns an amount in cash equal to the difference between the Asset Tax Impact and the Stock Tax Impact (the "TAX TRUE-UP AMOUNT"). Such Tax True-Up Amount may be offset against any Adjustment Amount owed to Buyer from Owners pursuant to Section 2.9 of this Agreement. In the event that Buyer delivers a Tax True-Up Dispute Notice within the Tax True-Up Dispute Period, the parties shall use the dispute resolution procedures of Section 12.6 of this Agreement to attempt to settle the dispute.

         2.13 TAX BENEFIT SHARING. In the event that the aggregate cumulative Contribution by the Company for the three one-year Contingent Consideration Periods described in Section 2.10 and Exhibit 2.10(a) to this Agreement exceeds $31,500,000 and Parent has recognized a tax benefit from the Contemplated Transaction associated with the depreciation of the acquired Assets resulting from a step-up in basis and the amortization of goodwill related to the Business, then Parent shall pay to Company or its assigns an amount equal to thirty-three and one-third percent (33 1/3%) of any such tax benefit up to an aggregate maximum of $750,000 (the "PARENT TAX BENEFIT PAYMENT"). Upon either Owner's request, Parent shall provide supporting documentation from time to time as is reasonable and necessary to demonstrate the Parent tax benefit (or lack of such benefit) from the Contemplated Transaction. In the event the parties dispute the amount or existence of the tax benefit, the parties shall use the dispute resolution procedures of Section 12.6 of this Agreement to attempt to settle the dispute.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OWNERS.

         The Company, and each Owner, severally and not jointly, make the representations and warranties contained in this Section 3 to the Buyer. Each representation or warranty that refers collectively to Owners or addresses any facts or circumstances regarding either of them shall be construed to mean that each of them is making such representation or warranty about himself or herself or facts or circumstances regarding himself or herself. Each representation or warranty that refers collectively to the Owners and/or the Company or addresses a fact or circumstance regarding any or all of them shall be construed to mean that each of the Owners is making such representation or warranty about himself or herself and about the Company or facts or circumstances regarding himself or herself and the Company. The representations and warranties contained in Sections 3.1, 3.2, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15,
3.17, 3.18, 3.19, 3.20, 3.21, 3.23 that are made with respect to the Company or its financial condition, assets, properties, business, prospects or results of operations, and any other representations and warranties that are expressly so qualified, are made by Owners to their Knowledge.

         3.1      ORGANIZATION AND GOOD STANDING.

                  (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list of the Company's jurisdiction of incorporation, all other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Company Contracts. Except as disclosed in
         Part 3.1 of the Disclosure Letter, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) The Company has delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

         3.2      AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and Owners, enforceable against the Company and Owners in accordance with its terms. Upon the execution and delivery of the Escrow Agreement, the Registration Rights Agreement, the Employment Agreements, and the Owners' Releases (collectively, the "OWNERS' CLOSING DOCUMENTS") by the parties thereto, Owners' Closing Documents will constitute the legal, valid, and binding obligations of Owners, enforceable against Owners in accordance with their respective terms. Owners have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and Owners' Closing Documents and to perform their obligations under this Agreement and Owners' Closing Documents.

                  (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement and Owners' Closing Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a
                  violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                           (ii) contravene, conflict with, or result in a
                  violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Owner, or, to either Owner's Knowledge, the Company or any of the assets owned or used by the Company, may be subject;

                           (iii) to Owners' Knowledge, contravene, conflict
                  with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                           (iv) to Owners' Knowledge, contravene, conflict with,
                  or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or

                           (v) result in the imposition or creation of any
                  Encumbrance upon or with respect to any of the assets owned or used by the Company.

         Except as set forth in Part 3.2 of the Disclosure Letter, and except for Consents with respect to Company Contracts that are not Material Contracts, neither of the Owners nor, to Owners' Knowledge, the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 CAPITALIZATION. The authorized equity securities of the Company consist of 1,000,000 shares of common stock, no par value, of which 800,000 shares are issued and outstanding. Owners are and will be on the Closing Date the only record and beneficial owners and holders of capital stock of the Company, free and clear of all Encumbrances, except those identified in Part 3.3 of the Disclosure Letter.

Clery owns 416,000 shares of common stock of the Company and Keenan owns 384,000 shares of common stock of the Company (collectively, Clery's and Keenan's shares of common stock of the Company are referred to herein as the "SHARES"). Except as identified in Part 3.3 of the Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         3.4 FINANCIAL STATEMENTS. The Company has delivered to Buyer: (a) consolidated balance sheets of the Company as of December 31 in each of the years 2003, 2004 and 2005 (including the notes thereto) (the balance sheet as of December 31, 2005, referred to as the "BALANCE SHEET"), and the related consolidated statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Gifford Hillegass & Ingwersen, LLP, Buyer's certified public accountants (collectively, with the Balance Sheet, the "COMPANY FINANCIAL STATEMENTS"), and (b) an unaudited consolidated balance sheet of the Company as of June 30, 2006, (including the notes thereto) (the "INTERIM BALANCE SHEET"), and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the six-months then ended (collectively, with the Interim Balance Sheet, the "INTERIM FINANCIAL STATEMENTS"). The Balance Sheet and Company Financial Statements have been prepared in accordance with GAAP, and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements. All financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person are required by GAAP to be included in the consolidated financial statements of the Company. The Company has accrued for the payment of Employee Bonuses as referenced in Section 2.8(a).

         3.5 BOOKS AND RECORDS. Except as identified in Part 3.5 of the Disclosure Letter, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Board of Directors of the Company, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

         3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other real property interests therein owned by the Company. To the Company's and the Owners' Knowledge, the Company owns and has good and marketable title to all of its assets and properties free and clear of all liens, charges, claims, pledges and encumbrances whatsoever, except as disclosed in Part 3.6 the Disclosure Letter. The Assets are sufficient to enable the Business to be conducted immediately after the Closing in the same manner as presently conducted by the Company. All material items of tangible personal property owned or leased by the Company are in good operating order and repair, free from known defects in construction or design, and are suitable for the purposes for which they are presently being used.

         3.7 CONDITION AND SUFFICIENCY OF ASSETS. Except as identified in Part
3.7 of the Disclosure Letter, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed or to be performed in the Ordinary Course of Business. Except as disclosed in Part 3.8 of the Disclosure Letter, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been collected or is collectible in full, without any set-off. Within ninety days after the day on which each Accounts Receivable first becomes due and payable, ninety percent (90%) of the Accounts Receivable are collectible. Except as disclosed in Part
3.8 of the Disclosure Letter, to the Knowledge of the Company and the Owners, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Company has delivered a list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. To the Knowledge of the Company and the Owners, said list was complete and accurate as of such date.

         3.9 INVENTORY. All inventory of the Company reflected on the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of average cost or market. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive and are consistent with past practices of the Company.

         3.10 NO UNDISCLOSED LIABILITIES. Except as set forth in Part 3.10 of the Disclosure Letter, to the Knowledge of the Company or the Owners, the Company has no material liabilities of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.11     TAXES.

                  (a) The Company has filed or caused to be filed (on a timely basis since December 31, 2002) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered or made available to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since December 31, 2002. Except as disclosed in Part 3.11 of the Disclosure Letter, the Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Owners or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

                  (b) The United States federal and state income Tax Returns of the Company have never been audited by the IRS or relevant state tax authorities. Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since December 31, 2002, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Letter, neither of the Owners nor the Company has given or, to the Knowledge of the Company or the Owners, been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                  (c) Except as disclosed in Part 3.11 of the Disclosure Letter, the charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) All Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company has in effect valid and continuing elections to be taxed under Subchapter S of the IRC, and have been duly qualified as a Subchapter S corporation for all tax periods commencing on or after January 1, 1997. The Company and Owners have taken all action necessary to preserve Subchapter S status. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), the Company or any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has not sold nor will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 3.11 of the Disclosure Letter lists all such target affiliates.

         3.12 NO MATERIAL ADVERSE CHANGE. Since the date of the Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a Material Adverse Change.

         3.13 ERISA. Except as set forth on Part 3.13 of the Disclosure Letter, neither the Company nor any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m), or (o) of the IRC or Section 4001 of ERISA (an "ERISA AFFILIATE") is a party to, obligated under, or otherwise maintains, contributes or sponsors, any pension, annuity, retirement, equity-based, stock purchase, savings, profit sharing, severance, health, welfare, or deferred compensation plan or agreement, or any retainer, employment, consultant, bonus, group insurance or other compensation, incentive or benefit contract, plan or arrangement with regard to any current of former employee, consultant, independent contractor or director (or any dependent or spouse thereof) of the Company (each, an "EMPLOYEE BENEFIT PLAN"), and no such individual is entitled to any benefits except pursuant to an

Employee Benefit Plan. Each Employee Benefit Plan complies and has been maintained and operated in all material respects in compliance with its terms and applicable law, including, without limitation, ERISA, the IRC, and all laws and regulations of any foreign jurisdiction applicable to it. Each Employee Benefit Plan intended to qualify under Section 401(a) of the IRC (all of which are set forth on Part 3.13 of the Disclosure Letter) is qualified and has received a determination letter from the IRS to the effect that it is qualified under Section 401 of the IRC, and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the IRC and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability. All payments required by any Employee Benefit Plan, any collective bargaining agreement or other agreement, or by any United States federal or state law or the law of any foreign jurisdiction, with respect to all periods through the date of this agreement have been made. No claim, lawsuit, arbitration or other action (whether brought by a governmental authority or otherwise) has been Threatened, asserted, instituted, or is anticipated against any of the Employee Benefit Plans (other than non-material routine claims for benefits, and appeals of such claims) and no "prohibited transaction" within the meaning of Section 4975 of the IRC and Section 406 of ERISA has occurred or is expected to occur with respect to any Employee Benefit Plan. Neither the Company nor any ERISA Affiliate, or any of their respective predecessors, has ever, directly or indirectly, contributed to or been in any way liable with respect to any plan subject to Section 412 of the IRC, Section 302 of ERISA or Title IV of ERISA. Neither the Company nor any ERISA Affiliate provides for any health, disability, or life insurance benefits of any kind whatsoever (other than under Section 4980B of the IRC, the U.S. Social Security Act, a plan qualified under Section 401(a) of the IRC or as otherwise required by applicable law) to any current or future retiree or terminated employee.

         3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS.

                  (a) Since or as of January 1, 2003, except as set forth in
         Part 3.14 of the Disclosure Letter:

                           (i) the Company is, and at all times has been, in
                  full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has occurred or circumstance exists
                  that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to bear, or undertake to bear, all or any portion of the cost of any remedial action of any nature in connection with any Legal Requirement; and

                           (iii) the Company has not received any notice or
                  other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

                           (i) the Company is, and at all times since January 1,
                  2003 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

                           (ii) no event has occurred or circumstance exists
                  that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                  Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
                  Part 3.14 of the Disclosure Letter;

                           (iii) the Company has not received, at any time since
                  January 1, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) all applications required to have been filed for
                  the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets

         3.15     LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

                           (i) that has been commenced by or against the Company
                  or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                           (ii) that challenges, or that may have the effect of
                  preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Owners and the Company, except as set forth in Part
         3.15 of the Disclosure Letter (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Owners have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part
         3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

                  (b) Except as set forth in Part 3.15 of the Disclosure Letter:

                           (i) there is no Order to which the Company, or any of
                  the assets owned or used by the Company, is subject;

                           (ii) neither Owner is subject to any Order that
                  relates to the business of, or any of the assets owned or used by, the Company; and

                           (iii) to the Knowledge of Owners and the Company, no
                  officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (c) Except as set forth in Part 3.15 of the Disclosure Letter:

                           (i) the Company is, and at all times since January 1,
                  2003 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) no event has occurred or circumstance exists
                  that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                           (iii) the Company has not received, at any time since
                  January 1, 2003, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

                  3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                           (a) change in the Company's authorized or issued
                  capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, except that the Company may make distributions to the Owners in sufficient amount to pay federal, state and local income taxes, at the highest marginal tax rates applicable to either Owner, on the net distributive share of the Company's income, losses deductions and credits that have been separately stated and passed through to the Owners under
                  Section 1366 of the IRC, which amount shall be determined before taking into account the effect of the payment of the bonuses referenced in clause (c) below;

                           (b) amendment to the Organizational Documents of the
                  Company;

                           (c) payment or increase by the Company of any
                  bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of

                  Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                           (d) adoption of, or increase in the payments to or
                  benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company, except as contemplated in clause (c) above;

                           (e) damage to or destruction or loss of any asset or
                  property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                           (f) entry into, early termination of, or receipt of
                  notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $500,000;

                           (g) sale (other than sales of inventory in the
                  Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property;

                           (h) cancellation or waiver of any claims or rights
                  with a value to the Company in excess of $250,000;

                           (i) material change or amendment to any credit
                  facility, loan agreement or other financings agreement to which the Company is a party;

                           (j) any commitment, agreement or other arrangement
                  calling for the Company to make capital expenditures in excess of $25,000 or entry into any lease obligation;

                           (k) material change or amendment to or termination of
                  or notice of termination of any agreement or other arrangement with any vendor or customer;

                           (l) loss of any Key Employee or notice given by any
                  Key Employee that he or she intends to termination his or her employment relationship with the Company;

                           (m) material change in the accounting methods used by
                  the Company; or

                           (n) agreement, whether oral or written, by the
                  Company to do any of the foregoing.

         3.17     CONTRACTS; NO DEFAULTS.

                  (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and the Company has delivered to Buyer true and complete copies, of the following (the "MATERIAL CONTRACTS"):

                           (i) each Company Contract that involves performance
                  of services or delivery of goods or materials by the Company of an amount or value in excess of $1,000,000 within the course of a year;

                           (ii) each Company Contract that involves performance
                  of services or delivery of goods or materials to the Company of an amount or value in excess of $1,000,000 within the course of a year;

                           (iii) each Company Contract that was not entered into
                  in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $50,000;

                           (iv) each lease, rental or occupancy agreement,
                  license, installment and conditional sale agreement, and other Company Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

                           (v) each agreement (or standard form of agreement)
                  with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                           (vi) each collective bargaining agreement and other
                  Company Contract to or with any labor union or other employee representative of a group of employees;

                           (vii) each joint venture, partnership, and other
                  Company Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (viii) each Company Contract containing covenants
                  that in any way purport to restrict the business activity of the Company or any affiliate of the Company or limit the freedom of the Company or any affiliate of the Company to engage in any line of business or to compete with any Person;

                           (ix) each Company Contract providing for payments to
                  or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (x) each power of attorney that is currently
                  effective and outstanding;

                           (xi) each Company Contract entered into other than in
                  the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xii) each Company Contract for capital expenditures
                  in excess of $100,000;

                           (xiii) each written warranty, guaranty, and other
                  similar undertaking with respect to contractual performance executed by the Company other than in the Ordinary Course of Business; and

                           (xiv) each amendment, supplement, and modification
                  (whether oral or written) in respect of any of the foregoing.

         Part 3.17(a) of the Disclosure Letter sets forth the following details concerning such Contracts: the parties to the Contracts, the date and term of the Contracts, and the Company's office where details relating to the Contracts are located.

                  (b) Except as set forth in Part 3.17(b) of the Disclosure
         Letter:

                           (i) neither Owner (and no Related Person of either
                  Owner) has or may acquire any rights under, and neither Owner has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                           (ii) to the Knowledge of Owners and the Company, no
                  officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in Part 3.17(d) of the Disclosure
         Letter:

                           (i) the Company is, and at all times since January 1,
                  2003 has been, in material compliance with all applicable terms and requirements of each Contract under which it has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                           (ii) each other Person that has or had any obligation
                  or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 2003 has been, in material compliance with all applicable terms and requirements of such Contract;

                           (iii) no event has occurred or circumstance exists
                  that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Company Contract; and

                           (iv) the Company has not given to or received from
                  any other Person, at any time since January 1, 2003 any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Owners and the Company, no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.18     INSURANCE.

                  (a)      The Company has delivered to Buyer:

                           (i) true and complete copies of all policies of
                  insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

                           (ii) true and complete copies of all pending
                  applications for policies of insurance; and

                           (iii) any statement by the auditor of the Company's
                  financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b)      Part 3.18(b) of the Disclosure Letter describes:

                           (i) any self-insurance arrangement by or affecting
                  the Company, including any reserves established thereunder;

                           (ii) any contract or arrangement for the transfer or
                  sharing of any risk by the Company other than (A) a policy of insurance, (B) those customer and vendor contracts incurred in the Ordinary Course of Business involving potential liabilities that are less than $1,000,000 over the course of a year and (C) Company Contracts other than customer and vendor contracts incurred in the Ordinary Course of Business involving potential liabilities that are less than $100,000 over the course of a year; and

                           (iii) all obligations of the Company to third parties
                  with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided, and involving potential liabilities that are immaterial in amount.

                  (c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years for each policy to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement (excluding any applicable group health insurance policies) :

                           (i) a summary of the loss experience under each
                  policy;

                           (ii) a statement describing each claim under an
                  insurance policy for an amount in excess of $5,000 which sets forth:

                                    (A) the name of the claimant;

                                    (B) a description of the policy by insurer,
                           type of insurance, and period of coverage; and

                                    (C) the amount and a brief description of
                           the claim; and

                                    (D) a statement describing the loss
                           experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth on Part 3.18(d) of the Disclosure
         Letter:

                           (i) All policies to which the Company is a party or
                  that provide coverage to either Owner, the Company, or any director or officer of the Company:

                                    (A) are valid, outstanding, and enforceable;

                                    (B) to the knowledge of the Company and the
                           Owners, taken together, provide adequate insurance coverage for the assets and the operations of the Company;

                                    (C) are sufficient for compliance with all
                           Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

                                    (D) will continue in full force and effect
                           following the consummation of the Contemplated Transactions; and

                                    (E) do not provide for any retrospective
                           premium adjustment or other experienced-based liability on the part of the Company.

                           (ii) Neither of the Owners nor the Company has
                  received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has paid all premiums due, and have
                  otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                           (iv) The Company has given notice to the insurer of
                  all claims that may be insured thereby.

         3.19 ENVIRONMENTAL MATTERS. Except as set forth in Part 3.19 of the Disclosure Letter:

                  (a) The Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, in any material respect, any Environmental Law.

                  (b) There are no pending or, to the Knowledge of Owners and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

                  (c) There are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon, other than commercially reasonable quantities insecticides, pesticides, cleaning supplies and other Hazardous Materials kept at the Facilities in material compliance with applicable Environmental Laws for use in the Ordinary Course of Business.

                  (d) There has been no Release or, to the Knowledge of Owners and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities.

                  (f) The Company has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Owners or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Owners, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.20     EMPLOYEES.

                  (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information:

                           (i) the names, job titles and current salaries of all
                  officers and other salaried employees and sales representatives of the Company;

                           (ii) the wage rates for non-salaried and
                  non-executive salaried employees of the Company, by classification;

                           (iii) accrued vacation and service credited for purposes of vesting and eligibility under all Employee Benefit Plans through October 1, 2006; and

                  (b) Except as disclosed on Part 3.20 of the Disclosure Letter, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Owners or the Company by any such employee or director. To Owners' Knowledge, no Key Employee of the Company intends to terminate his employment with the Company.

                  (c) Except as disclosed on Part 3.20(c) of the Disclosure Letter, each current and former employee of the Company has executed a proprietary rights and inventions assignment agreement.

         3.21 LABOR RELATIONS; COMPLIANCE. Since January 1, 2003, the Company has not been a party to any collective bargaining or other labor Contract. Since January 1, 2003, there has not been, there is not presently pending or existing, and to Owners' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To either Owner's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.22     INTELLECTUAL PROPERTY.

                  (a) To the Knowledge of the Company and the Owners, the Company has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and material to the Company (collectively, "INTELLECTUAL PROPERTY"), other than Intellectual Property generally available on commercial terms from other sources. Except as set forth in Part 3.22 of the Disclosure Letter, all of such patents, registered trademarks and registered copyrights as to which the Company claims ownership have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

                  (b) All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company and the Owners, there is no material default by the Company thereunder.

                  (c) Except as set forth in Part 3.22 of the Disclosure Letter, the Company and the Owners believe they have taken all steps required in accordance with sound business practice and business judgment to establish and preserve the Company's ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

                  (d) To Owners' Knowledge, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not have a material adverse effect on the Company. To Owners' Knowledge, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the Company's and the Owner's Knowledge, there exists no unexpired patent or patent application held by any other person which includes claims that would be infringed by or otherwise have a material adverse effect on the Company. To Owners' Knowledge, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Except as set forth on Part 3.22(d) of the Disclosure Letter, neither the Company nor, to the knowledge of the Company and the Owners, any of its employees, have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons, other than agreements between the Company and its customers and vendors entered into in the Ordinary Course of Business, or any agreements restricting any such employee's engagement in business activities of any nature.

                  (e) No proceedings have been instituted or are pending, or, to Company's or Owners' Knowledge, have been threatened, which challenge in a material manner the rights of the Company to the use of the Intellectual Property. To the Knowledge of the Company and the Owners, the Company has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

         3.23 CERTAIN PAYMENTS. Neither the Company nor any director, officer, agent, or employee of the Company, or to Owners' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.24     DISCLOSURE.

                  (a) No representation or warranty of Owners in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to either Owner that has specific application to either Owner or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

         3.25    RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in Part
3.25 of the Disclosure Letter, neither of the Owners nor any Related Person of Owners or of the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. No Owner or any Related Person of an Owner or of the Company owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "COMPETING BUSINESS") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Part 3.25 of the Disclosure Letter sets forth all material business interests of each of the Owners, including equity ownership and directorships, in any way relating to the Company or its business. Except as set forth in Part
3.25 of the Disclosure Letter, no Owner or any Related Person of Owners or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         3.26 BROKERS OR FINDERS. Except as set forth in Part 3.26 of the Disclosure Letter, Owners and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.

        Parent and Buyer represent and warrant to the Company as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

         4.2      AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer and Parent, enforceable against Buyer and Parent in accordance with its terms. Upon the execution and delivery by Buyer of the Escrow Agreement, the Employment Agreements, and the Registration Rights Agreement (collectively, the "BUYER'S CLOSING DOCUMENTS"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

                  (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer and Parent nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i) any provision of Buyer's or Parent's
                  Organizational Documents;

                           (ii) any resolution adopted by the board of directors
                  or the stockholders of Buyer or Parent;

                           (iii) any Legal Requirement or Order to which Buyer
                  or Parent may be subject; or

                           (iv) any Contract to which Buyer or Parent is a party
                  or by which Buyer or Parent may be bound.

Except for the consent of Wachovia Bank, National Association and as set forth in Schedule 4.2, neither Buyer nor Parent will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer or Parent that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's and Parent's Knowledge, no such Proceeding has been Threatened.

         4.4 BROKERS OR FINDERS. Neither Buyer nor Parent, nor their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and Buyer and Parent will indemnify and hold Owners harmless from any such payment alleged to be due by or through Buyer or Parent as a result of the action of Buyer, Parent or their respective officers or agents.

         4.5 SEC FILINGS. Parent has made available to the Owners or the Owners have had access through the EDGAR filing system to accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-3 or S-8) and definitive proxy statement filed by Parent with the Securities and Exchange Commission (the "SEC") between January 1, 2003 and the date of this Agreement (the "PARENT SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and
(ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Parent and its subsidiaries for the periods covered thereby.

         4.6 VALID ISSUANCE. The Parent Common Stock to be issued in the Contemplated Transactions, including the Parent Common Stock to be issued as Contingent Payments, has been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will not be subject to any restriction on resale under the Securities Act, other than restrictions imposed by Rules 144 and 145 under the Securities Act and restrictions imposed in the Registration Rights Agreement.


5.       COVENANTS OF THE COMPANY AND THE OWNERS .

         5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Owners will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") reasonable access to the Company's personnel, properties, contracts, books and records, and other documents and data (collectively, the "COMPANY INFORMATION"), (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request; provided, however, that Buyer shall inform Owners prior to contacting any Company employees. Buyer shall use Best Efforts to ensure that Buyer's Advisors maintain the confidentiality of any Company Information.

         5.2 OPERATION OF THE BUSINESS OF THE COMPANIES. Between the date of this Agreement and the Closing Date, Owners will, and will cause the Company to:

                  (a) conduct the business of the Company only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                  (c) confer with Buyer concerning operational matters of a material nature and entry into any material agreements;

                  (d) not materially increase the compensation of any employee of the Company or enter into any agreement with any such employee except relating to the Employee Bonuses referenced in Section 2.8(a); and

                  (e) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

         5.3 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Owners will not, and will cause the Company not to, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Owners will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Owners will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in Schedule 4.2.

         5.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each Owner will promptly notify Buyer in writing if such Owner or the Company becomes aware of any fact or condition that causes or constitutes a material Breach of any of Owners' or the Company's representations and warranties as of the date of this Agreement. Owners will deliver to Buyer an updated Disclosure Letter within two (2) business days prior to the Closing Date.

         5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, Owners will cause all indebtedness owed to the Company by either Owner or any Related Person of either Owner to be paid in full prior to Closing.

         5.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Owners will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         5.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Owners will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         5.9 SALE OF KEENAN STOCK TO BUYER. As soon as practicable following the Closing, Keenan shall execute that certain Stock Purchase Agreement between Keenan and the Buyer (the "Keenan Stock Purchase Agreement"), pursuant to which all of the capital stock of the Company owned by Keenan shall be conveyed to the Buyer.

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE.

         6.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal

Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Owners with respect to all filings that Owners are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Owners in obtaining all Consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         6.2 BEST EFFORTS. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

         Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1      ACCURACY Of REPRESENTATIONS.

                  (a) All of the Company's and Owners' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

                   (b) Each of the Company's and Owners' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         7.2      OWNERS' PERFORMANCE.

                  (a) All of the covenants and obligations that Owners are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section
         2.7 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

         7.3 CONSENTS. Each Closing Required Consent identified in Part 3.2 of the Disclosure Letter shall have been obtained prior to the Closing. Each Consent identified in Schedule 4.2 must have been obtained and must be in full force and effect.

         7.4 ADDITIONAL DOCUMENTS. Owners shall have delivered to Buyer such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Owners' representations and warranties, (ii) evidencing the performance by either Owner of, or the compliance by either Owner with, any covenant or obligation required to be performed or complied with by such Owner, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         7.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         7.8 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have been any Material Adverse Change with respect to the Company.

8.       CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE.

         The Company's obligation to sell the Assets and to take the other actions required to be taken by Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Owners, in whole or in part):

         8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2 BUYER'S PERFORMANCE.

                  (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.7 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.3(b)(i) and 2.3(b)(ii).

         8.3 CONSENTS. Each Closing Required Consent identified in Part 3.2 of the Disclosure Letter shall have been obtained prior to Closing. Each Consent identified in Schedule 4.2 must have been obtained and must be in full force and effect.

         8.4 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Owners to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         8.5 LISTING OF SHARES. Parent shall continue to qualify for listing on the NASDAQ Global Market for a period of one year

         8.6 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have been any Material Adverse Change with respect to the Buyer.

         8.7. PARENT CHANGE OF CONTROL. Since the date of this Agreement, there shall not have been a Parent Change of Control Transaction (or any agreement to effect the same) or any material change in Parent's Board of Directors or senior management.

9.       TERMINATION.

         9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Owners, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Owners to comply with their obligations under this Agreement) and Owners have not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Buyer and the Company; or

                  (d) by either Buyer or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 31, 2006 or such later date as the parties may agree upon.

         9.2 EFFECT OF TERMINATION. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.      INDEMNIFICATION; REMEDIES.

         10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. Each Owner's representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.7(a)(viii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any

Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY OWNERS. Each Owner, in his or her capacity as former or current equity owner of the Company, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, shareholders, controlling persons, and affiliates (collectively, the "OWNER INDEMNIFIED PERSONS") for, and will pay to the Owner Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by such Owner in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the Owners' Closing Documents, the Keenan Stock Purchase Agreement or any other certificate or document delivered by Owners pursuant to this Agreement;

                  (b) any Breach by such Owner of any covenant or obligation of such Owner in this Agreement;

                  (c) any Breach by such Owner of such Owner's obligations under
         Section 11 of this Agreement; or

                  (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Owner or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

Notwithstanding anything contained in this Agreement to the contrary, absent fraud or an intentional Breach by either of the Owners, after the Closing, the indemnification pursuant to the provisions of this Section 10 shall be the exclusive remedy for the parties hereto for any Breach of any representation or warranty, covenant or other provision contained in this Agreement or certificate delivered pursuant hereto, for any Damages or other amounts (including, without limitation, any Damages relating to Environment, Health and Safety Liabilities or any Tax matters) arising under the indemnification obligations set forth herein or otherwise in respect of the Contemplated Transactions. The Owners hereby waive any rights they may have to any contribution or indemnification from the Company for any Damages.

         10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless each of the Owners (collectively, the "BUYER INDEMNIFIED PERSONS") for, and will pay to the Buyer Indemnified Persons the amount of any Damages, arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty by Buyer in this Agreement or Buyer's Closing Documents, or any other certificate or document delivered by Buyer pursuant to this Agreement;

                  (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement;

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions; or

                  (d) any Assumed Liability.

         10.4 TIME LIMITATIONS. If the Closing occurs, neither of the Owners will have liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before October 2, 2008, Buyer notifies Owners of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; provided, however, that a claim with respect to fraud or intentional Breach, may be made at any time prior to the expiration of any applicable statute of limitations. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before October 2, 2008, Owners notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Owners.

         10.5 LIMITATIONS ON AMOUNT. Neither Buyer, Parent, nor either of the Owners will have liability (for indemnification or otherwise) with respect to the matters described in Section 10.2, as applied to the Owners, or with respect to the matters described in Section 10.3, as applied to the Buyer or Parent, until the total of all Damages with respect to such matters exceeds $150,000, and then only for such Damages in excess of $150,000. However, the limitations of this Section 10.5 will not apply to any fraud or intentional misrepresentation or any intentional Breach by either Owner of any covenant or obligation. With respect to any Breach for which both Owners are liable, the Owners will be severally but not jointly liable for their pro rata share of Damages with respect to such Breach in accordance with each Owner's proportionate ownership of the Company as of the Closing Date. Owners' individual liability for Damages under this Section 10 of the Agreement, other than Damages resulting from fraud or intentional misrepresentation, shall not exceed in the aggregate $4,000,000 per Owner, and neither Buyer, Parent nor any Indemnified Person shall be entitled to indemnification hereunder in excess of an aggregate amount of $8,000,000 (the "INDEMNIFICATION CAP"). Buyer's or Parent's liability for Damages under Section 10 of the Agreement, other than Damages resulting from fraud or intentional misrepresentation, shall not exceed in the aggregate the Indemnification Cap and, other than for Damages resulting from fraud or intentional misrepresentation neither Owners nor any Indemnified Person shall be entitled to indemnification hereunder in excess of the Indemnification Cap. Any amounts set off by Buyer pursuant to Section 10.6 shall count toward the Indemnification Cap.

         10.6 BUYER RIGHT OF SET-OFF. Buyer shall first set off any amount to which it may be entitled under this Section 10 against any amounts otherwise earned and payable to Owners pursuant to Section 2.10, if any. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement or any related agreements. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. In the event that amounts earned and payable to Owners pursuant to Section 2.10 are insufficient to satisfy the full amount of Damages to which Buyer is entitled under this Section 10, Owners shall remain jointly and severally liable to Buyer for such Damages to the extent of the Indemnification Cap.

         10.7 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.


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


                  (a) Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnifying party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Owners hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Owners with respect to such a claim anywhere in the world.

         10.8 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any


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


matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.      NON-COMPETITION AND NON-SOLICITATION.

         11.1 COVENANT NOT TO COMPETE. For five (5) years following the Closing Date, or thirty-six (36) months following an Owner's termination of employment from the Company, whether voluntary or involuntary, whichever is longer (the "NON-COMPETITION TERM"), each Owner promises and agrees that such Owner will not enter into any position in which such Owner has direct or indirect responsibility for selling and/or marketing IT products and services for any company or business organization located in the United States, that is engaged in the same or similar business as that conducted by Parent or any of its affiliates while such Owner was an employee of the Parent or any of its affiliates and which competes with Parent or any of its affiliates. Each Owner acknowledges that he or she has been responsible for selling and marketing IT products and services for the Company throughout the United States and that he or she will be responsible for selling and marketing IT products and services throughout the United States for the Parent or an affiliate of the Parent.

         11.2 NON-SOLICITATION OF EMPLOYEES. During the Non-competition
Term, neither Owner shall directly or indirectly encourage or solicit any employee, consultant, or independent contractor with whom such Owner had contact while employed with the Parent, Buyer or an affiliate of either Parent or Buyer, to leave the employment or service of the Parent, Buyer, or any of their affiliates for any reason or interfere in any manner with such relationships between the Parent, Buyer, or any of their affiliates and employees, consultants and independent contractors.

         11.3 NON-SOLICITATION OF CUSTOMERS. During the Non-competition
Term, neither Owner shall directly or indirectly solicit any customer, vendor, supplier, licensor, licensee or other business affiliate of the Parent, Buyer or any of their affiliates on behalf of such Owner or any other third party. This provision shall only apply to customers, vendors, suppliers, licensors, licensees, or business affiliates with whom an Owner had material contact while employed by ProSys, Parent, Buyer or one of their affiliates and shall only restrict an Owner from soliciting products or services to said entities competitive with those offered by the Parent, Buyer or one of their affiliates during such Owner's employment with ProSys or the Parent, Buyer or one of their affiliates.

         11.4 TERMINATION OF COVENANTS. The provisions of this Section 11 shall automatically terminate with respect to Clery:

                  (i) as of the effective date of any Parent Change of Control Transaction;

                  (ii) as of the effective date of any Buyer Change of Control Transaction and/or Company Change of Control Transaction which has the effect of prematurely terminating or discharging Buyer's obligation to pay Contingent Payments (excluding any such transaction in which (A) said obligation is assumed by one or more of the parties to said transaction, or (B) Clery is paid her pro rata portion of the Annualized Contribution or Change of Control Proceeds); provided, however that for the remainder of the Non-competition Term Clery shall not enter into any employment relationship (whether as a principal, agent, executive, consultant or board member) with any company or business organization that is engaged in the same or similar business as that conducted by any Parent Tier-1 Subsidiary; or

                  (iii) as of the effective date of termination of Clery's employment due to any of the circumstances described in Section 9 or 10(b) of her Employment Agreement.

         11.5 SURVIVAL OF COVENANTS. Unless terminated pursuant to the terms of Section 11.4,


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


the provisions of this Section 11 and the obligations of Owners hereunder shall survive the Closing.

12.      GENERAL PROVISIONS.

         12.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Company will accrue prior to the Closing and pay all amounts payable to The Breckenridge Group, Inc. or any other finder or investment banker retained or engaged by Company or the Owners and all fees and expenses of agents, representatives, counsel, and accountants retained by Company or the Owners in connection with this Agreement and the Contemplated Transactions. The amount of the dividend payable to the Owners post-Closing shall be reduced by the amount all such investment banking and professional fees and expenses exceed $300,000. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         12.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Owners shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Owners and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         12.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer and Owners will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from written information stamped "confidential" when originally furnished by another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         12.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties) or
(d) when a read receipt of an email sent to the appropriate email addresses below is received by the sender of any such email:


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


                           Company:

                           ProSys Information Systems, Inc.
                           4900 Avalon Ridge Parkway
                           Norcross, GA 30071
                           Facsimile No.:  _________________
                           Attn:  President

                           Owners:

                           Ms. Michelle Clery
                           3380 Ashford Park Court
                           Atlanta, GA 30319
                           Facsimile No.:  (770) 300-0486
                           Email:

                           Mr. Bruce Keenan
                           355 Brook Ford Pt.
                           Alpharetta, GA 30022
                           Facsimile No.:  (770) 442-9973
                           Email:

                           With a copy to:

                           Mr. Brian Nash, Esq.
                           Stites & Harbison PLLC
                           303 Peachtree Street, NE
                           Atlanta, GA 30308
                           Facsimile No.:  (404) 332-0312
                           Email: bnash@stites.com

                           Buyer:

                           Mr. James E. Illson
                           Chief Operating Officer, Chief Financial Officer and President Americas
                           Bell Microproducts, Inc.
                           1941 Ringwood Ave.
                           San Jose, CA 95131
                           Facsimile No.:  (408) 451-1632
                           Email: jillson@bellmicro.com



                           With a copy to:

                           Ms. Melodie R. Rose, Esq.
                           Fredrikson & Byron, P.A.
                           200 South Sixth Street, Suite 4000
                           Minneapolis, MN 55402
                           Facsimile No.:  (612) 492-7077
                           Email: mrose@fredlaw.com

         12.5 JURISDICTION; SERVICE OF PROCESS. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts


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


of the State of California, County of Santa Clara or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, San Jose Division and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         12.6 DISPUTE RESOLUTION.

                  (a) Advisory Committee. In order to attempt to resolve any disputes that may arise under this Agreement, the parties hereto will form an advisory committee (the "ADVISORY Committee") consisting of one
         (1) representative designated by Buyer and one (1) representative designated by Owners. The Advisory Committee will meet as needed to monitor compliance by each side with the provisions of this Agreement, including any Dispute, defined in Section 12.6(b).

                  (b) Initial Settlement. With respect to any controversy, dispute or claim arising out of or relating to this Agreement, including, but not limited to, those arising under Sections 2.5, 2.10,
         Section 10, Section 11 and the Employment Agreements, any of which are referred to herein as a "DISPUTE"), the Advisory Committee shall first attempt to settle the matter through good faith negotiation within fifteen (15) days after written notice is given by one party to the other of the controversy or claim. The parties thereafter, if unable to settle the Dispute, shall submit the Dispute to mediation before a single mediator selected by the parties. If the parties cannot agree on a mediator, then upon the request of either party, the Center for Public Resources ("CPR") shall appoint a mediator from the CPR Panel of Neutrals. The recommendation of the mediator shall not be binding on the parties and the cost of the mediation, exclusive of a party's own attorneys' fees, but including the fee of the mediator, shall be divided equally between Owners and Buyer.


         12.7 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         12.8 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12.9 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Owners dated May 2, 2006) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         12.10 DISCLOSURE LETTER.


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



                  (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement, unless explicitly cross-referenced in the disclosure relating to such other representation or warranty.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.11 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer, and the Company may assign its rights to payment of any portion of the Purchase Price to Owners or any current employees of the Company. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12.13 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "SECTION" or "SECTIONS" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.14 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         12.15 GOVERNING LAW. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

         12.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

  *****REMAINDER OF PAGE INTENTIONALLY LEFT BLANK-SIGNATURE PAGE TO FOLLOW*****

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                                    OWNERS:



By: /s/ James E. Illson                                   /s/ Michelle Clery
                                                          Michelle Clery
Its: Chief Financial Officer

                                                          /s/ Bruce Keenan
                                                          Bruce Keenan


PARENT:                                                   COMPANY:



By: /s/ James E. Illson                                   By: /s/ Michelle Clery

Its: Chief Financial Officer                              Its:  President






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